UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2007

ASIAN FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-27129	91-1922225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, Peoples’ Republic of China		102600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +86 10 6021 2222

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 27, 2007, Asian Financial, Inc. announces that Gene Bennett has, as of December 20, 2007, stepped down as Chief Financial Officer of the Company to pursue other professional opportunities. Mr. Bennett will continue to serve the Company as an independent outside consultant to the Company until June 20, 2008. The terms of the foregoing are pursuant to the Separation Agreement dated December 20, 2007 between the Company and Mr. Bennett and filed as an exhibit herein. Baiyun Sun has been promoted to Interim Chief Financial Officer effective December 20, 2007. Ms. Sun has worked at the Company and its subsidiaries for 15 years, during which time she served as predecessor to Mr. Bennet as the Company’s Chief Financial Officer from October 6, 2006 to July 18, 2007.

Item 9.01 -	Financial Statements and Exhibits

(d)  Exhibits

The following exhibit is filed as part of this report:

99.1 - Separation Agreement dated December 20, 2007 and made between the Company and Gene Bennett.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN FINANCIAL, INC.

Date: March 12, 2008	By:	/s/ Wenhua Guo
Name: Wenhua Guo
Title: Chief Executive Officer